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EXHIBIT (21) -- SUBSIDIARIES OF THE REGISTRANT

Allied Bankshares, Inc. -- (Registrant)
List of Subsidiaries
12-31-95

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                                                                               NAMES UNDER WHICH
                                                       STATE OF                 SUBSIDIARY DOES
              NAME OF SUBSIDIARY                     INCORPORATION                  BUSINESS
            ----------------------               ---------------------  --------------------------------
Allied Bank of Georgia                           Georgia                Allied Bank of Georgia
Bank of Morgan County                            Georgia                Bank of Morgan County
Bank of Millen                                   Georgia                Bank of Millen
Georgia State Bank Building Corporation          Georgia                Georgia State Bank
                                                                          Building Corporation
Knox Mortgage Company                            Georgia                Knox Mortgage Company
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